                                                                 Exhibit 10.17.2

                               SIXTH AMENDMENT TO

                        ON-POINT TECHNOLOGY SYSTEMS, INC.

                      1994 STOCK OPTION PLAN FOR DIRECTORS

     The On-Point Technology Systems, Inc. 1994 Stock Option Plan for Directors ("Plan"), as amended, is further amended as follows:

     1. Section 3, as amended, shall be further amended by deleting paragraph
(c) in its entirety and substituting in lieu thereof the following:

          "(c) Options shall be granted to Directors of the Company who are not also employees of the Company automatically in accordance with the following formula:

               (i) An option for 10,000 shares shall be granted to each such Director as of each June 30.

               (ii) An option for 10,000 shares shall be granted to each new Director who is not also an employee of the Company as of the date of becoming a Director, unless he or she first becomes a Director between April 1 and June 30 of any year.

               (iii) An option for 10,000 shares shall be granted to each such Director as of the effective date of this Amendment in lieu of cash compensation during the period from December 8, 2000 until the 2001 Annual Shareholders Meeting.

               (iv) An option for 6,666 shares shall be granted to each such Director as of the effective date of this Amendment who was a Director for at least three (3) months before the effective date of this Amendment.

          The foregoing formula shall not be amended more than once every six
     (6) months other than to comply with changes in the Internal Revenue Code ("Code") or ERISA or the rules and regulations thereunder."

     2. Section 7, as amended, shall be further amended by deleting paragraph (a) in its entirety and substituting in lieu thereof the following:

          "(a) All options granted under the Plan shall be for a period ending on the last day of the month coincident with or immediately following the third (3rd) anniversary of the date of grant thereof, except for options granted on the effective date of this Amendment, which shall be for a period ending on the last day of the month coincident with or immediately following the fifth (5th) anniversary of the date of grant thereof."

     3. Section 7, as amended, shall be further amended by deleting paragraph
(c) in its entirety and substituting in lieu thereof the following:

          "(c) Each option shall vest and become exercisable six (6) months after the date of grant of the option, except for options granted pursuant to Section 3(c)(iii) which shall vest as of the commencement of the 2001 Annual Shareholders Meeting."

     4. This Amendment shall be effective as of December 8, 2000.

     IN WITNESS THEREOF, the Company has executed this Sixth Amendment as of the 8th day of December, 2000.

                              ON-POINT TECHNOLOGY SYSTEMS, INC.


                              By: /s/ Frederick Sandvick
                                  ----------------------------------
                                  Frederick Sandvick,
                                  Chief Executive Officer


                                       2